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                                                                  EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K/A of our report dated February 18, 1997 included in Registration Statement File No. 333-21943 and into the Company's previously filed Registration Statements File Nos. 33-91578, 333-13589 and 333-17355. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.

                                        ARTHUR ANDERSEN LLP


Minneapolis, Minnesota,
 April 10, 1997